Exhibit 10.13

[***] = Certain confidential information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

MTTR, LLC

[***]

Attn: [***]

Email: [***]

March 4, 2019

Outlook Therapeutics, Inc.

7 Clarke Drive

Cranbury, NJ 08512

Attn: Mr. Lawrence A. Kenyon

Email: [***]

Re: Strategic Partnership Agreement between MTTR, LLC and Outlook Therapeutics, Inc.

Dear Larry:

As we have discussed, this letter acknowledges that the Strategic Partnership Agreement entered into by MTTR, LLC (“MTTR”) and Oncobiologics, Inc. (“Oncobiologics”) dated February 15, 2018 and amended by the letter amendment dated March 2, 2018 (the “Agreement”) shall continue in full force and effect as between MTTR and Outlook as a result of Oncobiologic’s change in name to Outlook Therapeutics, Inc. (“Outlook”) without any effect other than that the terms “Oncobiologics, Inc.” and “Oncobiologics” in the Agreement shall instead refer to “Outlook Therapeutics, Inc.” and “Outlook”, respectively.

Additionally, this letter confirms Outlook’s approval of the replacement of [***] under the Agreement with Mr. Jeff Evanson, as required under Section 2.2(d) of the Agreement. As a result of such replacement and pursuant to Section 2.2(e) of the Agreement, any and all references in the Agreement to [***] or [***] shall be deemed to refer to Mr. Jeff Evanson, an individual and citizen of the U.S. residing as of the date of this letter, in the state of Texas. If the foregoing is agreeable to you, please sign this letter and return the countersigned letter to us at your convenience.

Regards,

MTTR, LLC

By:	/s/ [***]
[***]
Title: Founder

Acknowledged and Agreed:
OUTLOOK TERAPEUTICS, INC.

By:	/s/ Mr. Lawrence A. Kenyo
Mr. Lawrence A. Kenyon
Title: President and Chief Executive Officer
Date: March 5, 2019